                                   ITEM 12
               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                        Name & Address of          Amount & Nature of
Title of Class          Beneficial Owner           Beneficial Ownership    % of Class
--------------          -----------------          --------------------    ----------
                                         ITEM 403(a)
                                         -----------
Class B                 Hussey Investments LP             880,881             50.9%
Common Stock            PO Box 35
                        Goshen IN 46527 (1) (2)

                                         ITEM 403(b)
                                         -----------

Class A                 Hussey Endeavors LP               868,000             38.5%
Common Stock            PO Box 35
                        Goshen IN 46527 (1) (2)

Class A                 Edward J. Hussey                  385,219             17.1%
Common Stock            PO Box 35
                        Goshen IN 46527 (1)

Class A                 Edward Joseph Hussey              891,400             39.5%
Common Stock            PO Box 35
Class B                 Goshen IN 46527 (2)
Common Stock                                              945,653             54.6%

Class A                 Michael F. Hussey                 890,835             39.5%
Common Stock            PO Box 35
Class B                 Goshen IN 46527 (2)
Common Stock                                              945,088             54.6%

Class A                 All Directors and               1,300,454             57.6%
Common Stock            Officers as a Group
Class B                                                 1,009,860             58.3%
Common Stock

(1) Edward J. Hussey is a limited partner in both Hussey Investments LP and Hussey Endeavors LP and accordingly has a pecuniary interest in the shares of Class B Common Stock owned by Hussey Investments LP and Class A Common Stock owned by Hussey Endeavors LP. Edward J. Hussey has no voting or investment power over such shares and accordingly disclaims beneficial ownership of such shares.

(2) Edward Joseph Hussey, Michael F. Hussey, John P. Hussey and Nancy A. Parrish are the general partners of Hussey Investments LP and general partners of Hussey Endeavors LP. Accordingly, they share voting and investment control over the 880,881 shares of Class B Common Stock owned by Hussey Investments LP and the 868,000 shares of Class A Common Stock owned by Hussey Endeavors LP. Total shares listed for individuals includes the beneficial ownership.


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